UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 18, 2019

Universal Biosensors, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-52607	98-0424072
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Corporate Avenue Rowville, 3178, Victoria Australia	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

+61 3 9213 9000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed by Universal Biosensors, Inc. (the “Company”), on September 9, 2019, the Company, together with the Company’s wholly-owned operating subsidiary, Universal Biosensors Pty Ltd (“UBS”) (the Company and UBS collectively referred to as “UBI”), and Siemens Healthcare Diagnostics Inc. (“Siemens”) (UBI and Siemens collectively referred to as the “Parties”), entered into executed binding term sheets modifying their commercial relationship relating to coagulation products (the “Term Sheets”) with respect to the following matters:

The Term Sheets restored the Parties’ commercial relationship and provide for cooperation between the Parties to retain and grow the incumbent user base on a non-exclusive basis. Siemens will support this with a minimum strip purchase guarantee over 42 months on favorable payment terms, and manufacturing assistance which will enable a reduction in manufacturing costs.

The Term Sheets further enable UBI to pursue partnership and distribution opportunities beyond Siemens, with access to global markets and market segments, including the hospital point-of-care segment which was previously exclusive to Siemens.

The Term Sheets also provide UBI with increased management over the pricing for analyzers and strips and provide UBI with ongoing access to Siemens’ proprietary reagent necessary for strip manufacturing (subject to conditions being fulfilled by Siemens), across certain global markets and market segments and now including patient self-test (with the exception of any product that comprises lipidated recombinant human tissue factor which is useful for automated prothrombin time based testing and is marketed or sold (i) in multi-test packages, or (ii) single test packages, and which is not a single test PT product).

The Term Sheets preserve value created from the Parties’ previous development spending for UBI’s sole benefit while ceasing UBI’s development spending obligations, providing UBI with complete control over all development activities.

Under the Term Sheets, the Parties are required to enter into definitive agreements reflecting the Term Sheets (the “Definitive Agreements”).

On September 18, 2019, UBI executed the Definitive Agreements with Siemens on substantially the same terms as the Term Sheet.

The foregoing is a summary of certain terms of the Term Sheets and the Definitive Agreements. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Sheets and the Definitive Agreements, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2019. The Company intends to seek confidential treatment for certain portions of the Term Sheets and the Definitive Agreements pursuant to a confidential treatment request that it intends to submit to the Securities and Exchange Commission.

Item 7.01 Regulation FD Disclosure.

The Company filed a release with the Australian Securities Exchange (“ASX Release”) on September 23, 2019 announcing that UBI and Siemens executed the Definitive Agreements on September 18, 2019. A copy of the ASX Release is included as Exhibit 99.1 to this current report on Form 8-K. The information in the ASX Release attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Pursuant to General Instruction B.2 of Form 8-K, the following exhibits are furnished with this Form 8-K.

99.1	Press Release of Universal Biosensors, Inc., dated September 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Biosensors, Inc.
Date: September 23, 2019
	By:	/s/ Salesh Balak
Name: Salesh Balak
Title: Principal Financial Officer